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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

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SEC 1913 (02-02)

                                 [WABASH NATIONAL LOGO]

                            LETTER FROM THE PRESIDENT

As we begin 2005, our focus at Wabash National Corporation is changing:

               "IT'S NOT A TURN-AROUND ANYMORE. IT'S ABOUT THE FUTURE."

Over the last few years, every associate at Wabash has worked diligently, effectively and successfully to overcome the many critical challenges that threatened our Company. Their efforts have transformed the Company. In 2005, we will mark our twentieth anniversary - a new era has begun and we are focused on the future. In addition to the continuous improvement mindset and lean manufacturing initiatives that we have deployed over the last few years, we will continue to nurture and refine the traits Wabash National was founded on: product and technological leadership, innovation and a focus on the success of our customers. Our vision for 2005 is to merge these attributes with initiatives to create and enhance long term shareholder value.

2004:

Results in 2004 improved significantly over our 2003 results. We achieved sales of $1.0 billion and net income of $58.4 million versus sales of $887.9 million and a loss of $57.2 million in 2003. Despite unprecedented increases in raw material costs in 2004, the Company's gross margin grew to 12.1% versus 5.9% in 2003. The 2003 period included a $28.5 million charge related to a loss on asset impairment. As of December 31, 2004, we had $42 million in cash and no bank debt, achieving the goal established in 2002 to be bank debt free.

      SALES:

      -     Grew unit volume by over 10,000 trailers year-over-year.

      - Increased van market share by over 1% despite a significant year-over-year reduction in unit volume from core accounts; none of which were lost.

      - Added approximately 225 new, primarily mid-market accounts that purchased approximately 6,000 new trailers, the majority of which were our proprietary DuraPlate(R) product. Our success in the mid-market far exceeded our original expectations.

      - Recovered approximately 90% of our raw material cost increases through increased selling prices.

        P.O. Box 6129 - Lafayette, Indiana 47903 - Phone: (765) 771-5300

      OPERATIONS:

      - Continued our organizational focus on safety with a 41% improvement in Total Recordable Incident Rate. We are now 50% better than the industry norm.

      - Improved First Pass Yield across all production lines from 20% in 2002 to 95% in 2004. This accomplishment allowed the Company to significantly reduce warranty reserves and expenses in 2004.

      - Awarded the prestigious 2003 U.S. Senate Productivity Award from the State of Indiana for the significant cost savings and productivity we achieved in the prior two years.

      RETAIL/BRANCH OPERATIONS:

      -     Improved operating results $13 million year-over-year.

      -     Achieved record new trailer sales with 40% fewer branch locations.

2005 OUTLOOK:

Moving forward we see our industry cycle in the formative stage, as 2004 was the first year in the last four when marginal replacement of the industry's aging trailer fleet occurred. Our customers, the major truckload and less-than-truckload fleets, have seen vast improvements in their respective operations, and as such, vast improvements in their balance sheets. All this seemingly signifies a sustainable recovery in the transportation industry upon which we intend to capitalize.

      MID-MARKET GROWTH:

            This defined market segment of 1,250 carriers with trailer fleet sizes between 500 and 7,500 units has in excess of 1 million trailers in service and an approximate yearly replacement level of 100,000 units. Today, our share of this market is less than 10%. Over the next three years, we intend to capture approximately 30% - 35% representing an estimated 20,000 additional units. If successful, this new business would represent $450 to $500 million in sales. With focus, determination, quality trailer products, and a commitment to ensuring our customers' success, we believe the probability of attaining this goal is high.

      LOWER COST MANUFACTURING:

            Over the last several years, we have made exceptional improvements in our trailer assembly process as measured in terms of productivity, quality, safety and reduced costs. We strive to continuously improve processes and further reduce costs. In 2005, we begin a three-year, $40 million program to replace four trailer assembly lines. The schedule is to replace one line in 2005, two in 2006 and one in 2007. Each line is estimated to cost $10 million and each will produce an estimated annual cost savings of $7 million. This investment in our production capabilities will help to revolutionize trailer manufacturing, incorporating the use of technology proven in the automotive industry.

      NEW ERP SYSTEM:

            Our next step in improving build processes is implementation of an Enterprise Resource Planning (ERP) system. This system, which will be implemented in stages over the course of twenty-four months, will integrate departments and functions across the Company, enhance our ability to service our customers, and improve our control environment. We recognize that the success of this type of system implementation is widely dependent upon senior executive support and, therefore, my direct reports and I will champion this project through its completion.

      BENCH STRENGTH:

            Selecting and developing future managers is a crucial task. We have begun to evaluate and measure critical leadership positions within the Company to ensure that as the Company grows and its strategy evolves, our initiatives are being actively managed and management can deliver sustainable business results.

      RAW MATERIAL/COMPONENT COST REDUCTION:

            Raw materials and components represent approximately 75% of our product cost and present a tremendous opportunity for significant cost reductions. We believe that standardization of parts and processes will enable us to obtain more competitive pricing and achieve improved assembly efficiencies. We are also working closely with suppliers to target and obtain greater cost and productivity sharing. We are targeting over 300 basis point annual improvement over the next three years.

This letter outlines just a few of the major undertakings in 2005, and subsequent years, to improve profitability, enhance shareholder value, and address the needs of our customers. Given continuing, favorable economic and geopolitical conditions, we expect the positive market cycle to extend through 2008. We fully intend to take advantage of this prolonged period of prosperity with record sales and profitability.

To the associates of Wabash National Corporation, I state,

               "WE HAVE EARNED THIS RIGHT. IT IS NOW ABOUT THE FUTURE."

/s/ William P. Greubel
----------------------
William P. Greubel
President & CEO

[WABASH NATIONAL LOGO]

                             STOCKHOLDER INFORMATION


EXECUTIVE OFFICERS                                                     DIRECTORS
William P. Greubel                                                     David C. Burdakin
President, Chief Executive Officer and Director                        President
                                                                       HON Company
Richard J. Giromini
Executive Vice President - Chief Operating Officer                     William P. Greubel
                                                                       President and Chief Executive Officer
Rodney P. Ehrlich                                                      Wabash National Corporation
Senior Vice President - Chief Technology Officer
                                                                       John T. Hackett
Brent A. Larson                                                        Chairman of the Board of Directors
Senior Vice President - Sales and Marketing                            Wabash National Corporation

Jerry R. Linzey                                                        Dr. Martin C. Jischke
Senior Vice President - Manufacturing                                  President
                                                                       Purdue University
Timothy J. Monahan
Senior Vice President - Human Resources                                Stephanie K. Kushner
                                                                       Vice President and Chief Financial Officer
Robert J. Smith                                                        Federal Signal Corporation
Senior Vice President - Chief Financial Officer
                                                                       Larry J. Magee
AUDITORS                                                               Chairman, CEO and President
Ernst & Young                                                          BFS Retail & Commercial Operations, LLC
111 Monument Circle
Suite 2600                                                             Scott K. Sorensen
Indianapolis, Indiana  46204-5120                                      Vice President and Chief Financial Officer
                                                                       Hillenbrand Industries, Inc.
TRANSFER AGENT
National City Bank                                                     Ronald L. Stewart
Corporate Trust Operations                                             President and Chief Executive Officer
PO Box 92301                                                           Material Sciences Corporation
Cleveland, Ohio  44193-0900
(800) 622-6757                                                         STOCK LISTING
                                                                       Symbol:  WNC
REQUESTS                                                               New York Stock Exchange
For stockholder requests for information or assistance,                As required by the NYSE rules, in 2004, the CEO
Please write or telephone:                                             certified to the NYSE that he was not aware of any
       Wabash National Corporation                                     violation by the Corporation of NYSE corporate
       c/o Investor Relations                                          governance listing standards as of the date of that
       PO Box 6129                                                     certification,
       Lafayette, Indiana  47903-6129
       (765) 771-5310                                                  FORM 10-K
                                                                       In lieu of a separate annual report to stockholders,
INTERNET ADDRESS                                                       enclosed is Wabash National Corporation's Form
http://www.wabashnational.com                                          10-K, which included as an exhibit the certifications
                                                                       required by Section 302 of the Sarbanes Oxley Act.


[WABASH NATIONAL CORPORATION LOGO]